UNITED STATES
 SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 12, 2012

CLEAN WIND ENERGY TOWER, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-53035	82-6008752
(State of Other Jurisdiction of Incorporation)	(Commission File Number)	IRS Employer Identification Number)

1997 Annapolis Exchange Pkwy., Suite 300
Annapolis, Maryland  21401
 (Address of principal executive offices)

(410) 972-4713      end_of_the_skype_highlighting
 (Registrant's telephone number, including area code)

Copies to:
Stephen M. Fleming, Esq.
Fleming PLLC
49 Front Street, Suite 206
Rockville Centre, New York  11570
Phone: (516) 833-5034
Fax: (516) 977-1209

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01       Entry Into A Material Definitive Agreement
Item 3.02       Unregistered Sales of Equity Securities

On January 12, 2012, Clean Wind Energy Tower, Inc. (the “Company”) entered into a Warrant Agreement with Paradigm Concepts, Inc. (the "Warrant Holder"), pursuant to which the Company issued to Warrant Holder one certificate (the “Warrant Certificate”) providing the Warrant Holder with the right to purchase, at any time until the earliest occurrence of either (a) after the underlying common stock issuable in the exercise of the warrants being declared registered and effective by the SEC on a registration statement filed by the Company, or, (b) 5:30 P.M. Pacific Daylight Savings Time on July 12, 2012.  The Warrant Certificate is exercisable up to $1,000,000 worth of restricted shares of common stock of the Company (the “Warrant Shares”) valued at exercise price calculated by taking the daily closing bid price of the Company’s common stock as reported on the OTCBB, on the date of the exercise of the warrants, and discounting that closing bid price by 20%; provided, however, the exercise price may in no event be lower than $0.10 per share nor greater than $0.40 per share. The Warrant is non-cancelable by the Company and non-callable.

The  Company  claims an  exemption  from the  registration  requirements  of the Securities  Act of 1933,  as amended  (the "Act") for the private  placement  of these  securities  pursuant  to  Section  4(2) of the Act  and/or  Regulation  D promulgated  there under since,  among other  things,  the  transaction  did not involve a public  offering,  Paradigm is an accredited  investor, had access to information about the Company  and their  investment,  Paradigm  took the  securities  for investment and not resale, and the Company took appropriate measures to restrict the transfer of the securities.

On January 12, 2012, the Company and its subsidiary, Clean Wind Energy, Inc. (collectively “CWE”), entered into a Settlement and Release Agreement (the “Agreement”) with John W. Hanback (“Hanback”), Christopher W. Johnson (“Johnson”) and Itzhak Tepper (“Tepper”) (Hanback, Johnson and Tepper, the “Former Employees”), pursuant to which the Former Employees agreed to a mutual release and also agreed to the following:

•
CWE and the Former Employees will jointly file a Stipulation of Dismissal dismissing the lawsuit filed by CWE against the Former Employees in the United States District Court for the Eastern District of Virginia, Alexandria Division, Civil Action No. 1:11cv1206 LMB/TRJ.

•
At such time as Payment (as defined below) is made on or before February 15, 2012 (the “Closing Date”), Hanback, Johnson and Tepper will return all of their shares of common stock of the Company to the Company for cancellation.

•	On the Closing Date, CWE will pay to (a) Hanback $74,000 (“Hanback Payment”); (b) Johnson $40,600; and (c) Tepper $59,500 (collectively, the “Payment”).
•	Hanback will tender to CWE assignments of certain patent applications in consideration of the Hanback Payment.
•
Hanback, Johnson and Tepper agreed to a 15 month non-competition period whereby they will not directly or indirectly attempt to procure a site for a large-scale tower using non-toxic natural elements to generate electricity.

•	Hanback, Johnson and Tepper agreed to a 15 month no-contact period, whereby they may not have any professional dealings with certain parties.

The foregoing information is a summary of each of the agreements involved in the transactions described above, is not complete, and is qualified in its entirety by reference to the full text of those agreements, each of which is attached an exhibit to this Current Report on Form 8-K.  Readers should review those agreements for a complete understanding of the terms and conditions associated with this transaction.

Item 9.01       Financial Statements and Exhibits

(d) Exhibits.

Exhibit Number	Description
4.1	Warrant Agreement by and among the Company and the Paradigm Concepts, Inc., dated January 12, 201

10.1	Settlement and Release Agreement dated January 12, 2012 by and between Clean Wind Energy Tower, Inc. and Clean Wind Energy Inc., and John W. Hanback, Christopher W. Johnson and Itzhak Tepper

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CLEAN WIND ENERGY TOWER, INC.

Date: January 16, 2012	By:	/s/ Ronald W. Pickett
Ronald W. Pickett
CEO, President and Chairman